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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          BA Merchant Services, Inc.
            (Exact name of registrant as specified in its charter)


                    Delaware                       94-3252840
            (State of incorporation             (I.R.S. Employer
                or organization)               Identification No.)


                           One South Van Ness Avenue
                           -------------------------
                       San Francisco, California  94103
                                (415) 241-3390
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)


       Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class              Name of each exchange on which
         to be so registered              each class is to be registered
         -------------------              ------------------------------

         Class A Common Stock,                New York Stock Exchange
       par value $.01 per share


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box: [ ]

          If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box: [ ]

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     In response to this item, incorporated by reference is the description of the Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), of BA Merchant Services, Inc., contained under the caption "Description of Capital Stock" in the registrant's Registration Statement on Form S-1 (File No. 333-13985), filed with the Securities and Exchange Commission on October 11, 1996.

ITEM 2.   EXHIBITS.

     In accordance with Instruction II, the exhibits listed in such Instruction shall be filed with each copy of this registration statement filed with each exchange on which the Class A Common Stock is to be registered.


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Date:  October 25, 1996

                                       BA MERCHANT SERVICES, INC.



                                          By:  /s/ Sharif M. Bayyari
                                             -------------------------
                                               Sharif M. Bayyari
                                      President and Chief Executive Officer